Exhibit 99.1

Contact Information:

CCG Investor Relations                                                                                                 Perini Corporation
10960 Wilshire Boulevard                                                                                               73 Mount Wayte Ave.
Suite 2050                                                                                                                          Framingham, MA 01701
Los Angeles, California 90024                                                                                        (508) 628-2295
(310) 231-8600 ext. 103                                                                                                     Michael E. Ciskey, Vice President &
Crocker Coulsen, President                                                                                                  Chief Financial Officer

FOR IMMEDIATE RELEASE

Perini Corporation Announces 2005 Results

  Diluted EPS of $0.20 and net income of $4.0 million reflect $24.9 million after-tax charge relating to WMATA judgment
  Record backlog of $7.9 billion, up 586% from previous year end
  Diluted EPS guidance for 2006 of $1.30 to $1.45

Framingham, MA – February 23, 2006 – Perini Corporation (NYSE: PCR), a leading building, civil construction and construction management company, today reported results for the year ended December 31, 2005.

2005 Results
Net income was $4.0 million for the year ended December 31, 2005, as compared to net income of $36.0 million in 2004. Diluted earnings per common share were $0.20 for the year ended December 31, 2005, as compared to $1.39 for the year ended December 31, 2004. The 2005 results were severely impacted by the previously reported $21.3 million judgment, plus prejudgment interest in the amount of $19.1 million, entered by the U. S. District Court for the District of Columbia in November 2005 against two Perini joint ventures in the matter of Mergentime Corporation, et al. vs. Washington Metropolitan Area Transit Authority (“WMATA”) v. Insurance Company of North America. The Company recorded an after-tax charge of $24.9 million, or $0.95 per diluted share, as a result of the Court’s award. Both the amount of the judgment and the amount of prejudgment interest reflect the Court’s ruling of February 22, 2006. The joint ventures are considering an appeal of the decision.

The diluted earnings per share calculation for the year ended December 31, 2005 was favorably impacted by $0.09 per share due to the reversal of a portion of accumulated but unpaid dividends on the Company’s $21.25 Preferred Stock as a result of the settlement of the lawsuit brought by certain holders of the Company’s $21.25 Preferred Stock. The results for the year ended December 31, 2004 were favorably impacted by approximately $0.34 per diluted share from a lower-than-normal tax rate due to the realization of a portion of the federal tax benefit not recognized in prior years.

Assuming an effective income tax rate of 39% and that the Company had completed the settlement of the lawsuit brought by certain holders of its $21.25 Preferred Stock prior to January 1, 2004, pro forma net income for the year ended December 31, 2005 would have been $4.2 million, as compared to $27.4 million for the year ended December 31, 2004. Similarly, pro forma diluted earnings per common share for the year ended December 31, 2005 would have been $0.14, as compared to $1.06 for the year ended December 31, 2004. Please refer to Table 1 at the end of this press release for a reconciliation of reported net income in accordance with generally accepted accounting principles to pro forma net income.

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February 23, 2006                                                                               Perini 2005 Results                                                                               Page 2

Revenues from construction operations were $1,733.5 million for the year ended December 31, 2005, compared to record revenues of $1,842.3 million reported for the year ended December 31, 2004. The decrease is due primarily to the timing of the start-up of new work in the building segment’s hospitality and gaming market as the timing of new work awards was slower than anticipated.

Robert Band, President and Chief Operating Officer, stated that, “We are encouraged by our many positive achievements during 2005. Without the WMATA charge, we would have achieved our second consecutive year of record pretax earnings at approximately $47.3 million. In addition, we converted several significant pending awards and new work opportunities to contracts in the latter half of 2005, resulting in an all-time record backlog of $7.9 billion as of year end. This represents a 586% increase in backlog of work on hand as compared to December 31, 2004. The $5.2 billion of new awards added to backlog during the fourth quarter of 2005 include the $3.4 billion Project CityCenter in Las Vegas for MGM MIRAGE, the $469 million expansion of the Foxwoods Resort Casino and $1.2 billion from our October 2005 acquisition of Rudolph and Sletten. In addition, Cherry Hill Construction and Rudolph and Sletten, both acquired in 2005, achieved positive profit contributions.”

Fourth Quarter Results
Net loss was $13.9 million for the fourth quarter of 2005, as compared to fourth quarter net income of $6.2 million in 2004. Diluted loss per common share was $0.44 for the fourth quarter of 2005, as compared to diluted earnings per share of $0.23 for the fourth quarter of 2004. As with the full year 2005 operating results, the fourth quarter of 2005 operating results were severely impacted by the WMATA judgment. The Company recorded an after-tax charge of $24.9 million in the fourth quarter of 2005, or $0.94 per diluted share, as a result of the Court’s award and ruling of February 22, 2006.

The diluted loss per share calculation for the fourth quarter of 2005 was favorably impacted by $0.09 per share due to the reversal of a portion of accumulated but unpaid dividends on the Company’s $21.25 Preferred Stock as a result of the settlement of the lawsuit brought by certain holders of the Company’s $21.25 Preferred Stock.

Revenues from construction operations were $603.2 million for the fourth quarter of 2005, compared to revenues of $398.5 million for the fourth quarter of 2004.

The fourth quarter of 2005 operating results include revenues and profit contributions from the Company’s 2005 acquisitions of Cherry Hill Construction and Rudolph and Sletten.

Backlog at $7.9 Billion
The backlog of uncompleted construction work at December 31, 2005 was a record $7.9 billion, a 586% increase compared to $1.15 billion at December 31, 2004. The December 31, 2005 backlog includes new contract awards added during the fourth quarter of 2005 totaling $5.2 billion and includes the award of Project CityCenter in Las Vegas with an estimated value of $3.4 billion, the $469 million contract for the expansion of the Foxwoods Resort Casino in southeastern Connecticut, and $1.2 billion in existing backlog and new awards of the recently acquired Rudolph and Sletten.

Financial Condition Remains Strong in 2005
The Company’s financial condition remained strong at December 31, 2005. Working capital decreased from $178.0 million at December 31, 2004 to $153.3 million at December 31, 2005 as a result of the Company’s funding of its acquisitions of Cherry Hill Construction and Rudolph and Sletten in 2005. The Company’s solid base of shareholders’ equity totaling $183.2 million at December 31, 2005 and the financial strength of the Company’s balance sheet and its borrowing capacity under its amended credit facility adequately supports Perini’s substantial backlog. Due to the impact of the WMATA judgment, the Company was in default with regard to certain covenants under its credit agreement. The Company has subsequently received a waiver of the default from its lenders.

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February 23, 2006                                                                               Perini 2005 Results                                                                               Page 3

Outlook
Looking ahead to 2006, based on the significant contract awards received during the latter half of 2005 and the acquisition of Rudolph and Sletten, the Company expects a significant contribution from its building segment. In addition, the Company anticipates improved results from its civil segment and another year of profitable operations from its management services segment. The Company reaffirms its initial guidance for 2006 revenues in the range of $2.6 to $2.8 billion with diluted earnings per share ranging from $1.30 to $1.45.

About Perini Corporation
Perini Corporation is a leading construction services company offering diversified general contracting, construction management and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures.

We offer general contracting, preconstruction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including sitework, concrete forming and placement and steel erection. We are known for our hospitality and gaming industry projects, sports and entertainment, educational, and healthcare facilities as well as large and complex civil construction projects and construction management services to U.S. military and government agencies.

Non-GAAP Measures
To supplement our unaudited consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, we sometimes use non-GAAP measures of net income, earnings per share and other measures that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP results, which are adjusted to exclude certain costs, expenses, gains and losses from the comparable GAAP measures, are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the indicators management uses as a basis for evaluating our financial performance as well as for forecasting future periods. For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or earnings per share prepared in accordance with GAAP.

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company’s ability to successfully and timely complete construction projects; the Company’s ability to convert backlog into revenue; the potential delay, suspension, termination, or reduction in scope of a construction project; the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects; possible changes or developments in worldwide or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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February 23, 2006                                                                               Perini 2005 Results                                                                               Page 4

                                          Perini Corporation (NYSE)
                                      Summary of Consolidated Earnings
                                                 (Unaudited)
                                          (In Thousands of Dollars)

                                                       For the Three Months        For the Twelve Months
                                                        Ended December 31,          Ended December 31,
                                                      -----------------------      -----------------------
                                                        2005         2004           2005           2004
                                                      ----------   ----------    ------------   -----------
Construction Revenues:
  Building                                            $ 461,688    $ 290,659     $ 1,181,103    $ 1,298,771
  Civil                                                  83,628       27,625         275,584       138,095
  Management services                                    57,910       80,176         276,790       405,449
                                                      ----------   ----------    ------------   -----------
TOTAL CONSTRUCTION REVENUES                           $ 603,226    $ 398,460     $ 1,733,477    $ 1,842,315
                                                      ==========   ==========    ============   ===========

Gross profit (loss)                                   $  (2,507)   $  20,874     $    69,704    $   91,766
General and administrative expenses                      20,769       11,329          61,751        43,049
                                                      ----------   ----------    ------------   -----------
Income (loss) from construction operations              (23,276)       9,545           7,953        48,717
Other income (expense), net                               1,609          852             971        (3,087)
Interest expense                                           (912)        (198)         (2,003)         (704)
                                                      ----------   ----------    ------------   -----------
Income (loss) before income taxes                       (22,579)      10,199           6,921        44,926
(Provision) credit for income taxes (a)                   8,666       (4,019)         (2,872)       (8,919)
                                                      ----------   ----------    ------------   -----------
NET INCOME (LOSS)                                     $ (13,913)   $   6,180     $     4,049    $   36,007

Less:  Dividends accrued on Preferred Stock                 (99)        (297)           (990)       (1,188)
Plus:  Reversal of accrued dividends on Preferred Stock
       based on settlement of lawsuit                     2,271            -           2,271             -
                                                      ----------   ----------    ------------   -----------
Total available for common stockholders               $ (11,741)   $   5,883     $     5,330    $   34,819
                                                      ==========   ==========    ============   ===========

BASIC EARNINGS (LOSS) PER COMMON SHARE                $   (0.45)   $    0.24     $      0.21    $     1.47
                                                      ==========   ==========    ============   ===========

DILUTED EARNINGS (LOSS) PER COMMON SHARE              $   (0.44)   $    0.23     $      0.20    $     1.39
                                                      ==========   ==========    ============   ===========

Weighted average common shares outstanding:
  Basic                                                  25,893       24,760          25,518        23,724
  Effect of dilutive stock options, warrants and
     restricted stock units outstanding                     580          697             632         1,337
                                                      ----------   ----------    ------------   -----------
  Diluted                                                26,473       25,457          26,150        25,061
                                                      ----------   ----------    ------------   -----------

(a) The lower-than-normal tax rate reflected in the provision for income taxes for the twelve months ended December 31, 2004 is due to the realization of a portion of the federal tax benefit not recognized in prior years due to certain accounting limitations.

                                Selected Balance Sheet Data
                                        (Unaudited)
                                 (In Thousands of Dollars)

                                                  December 31,       December 31,
                                                      2005               2004
                                                ----------------   ---------------
Total assets                                        $ 915,256         $ 654,265
Working capital                                     $ 153,335         $ 178,029
Long-term debt, less current maturities             $  39,969         $   8,608
Stockholders' equity                                $ 183,175         $ 174,034

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February 23, 2006                                                                               Perini 2005 Results                                                                               Page 5

                                                   Perini Corporation (NYSE)
                                                             Table 1
                                         Reconciliation of Reported Net Income (Loss) to
                                              Pro Forma Net Income (Loss) (A) (B)
                                                         (Unaudited)
                                                   (In Thousands of Dollars)

                                                                         For the Three Months        For the Twelve Months
                                                                          Ended December 31,          Ended December 31,
                                                                       -------------------------   --------------------------
                                                                           2005          2004          2005          2004
                                                                       ------------   ----------   ------------  ------------
Reported net income (loss)                                             $   (13,913)   $   6,180    $     4,049   $    36,007
Plus:  Provision (credit) for income taxes                                  (8,666)       4,019          2,872         8,919
                                                                       ------------   ----------   ------------  ------------
Income (loss) before income taxes                                          (22,579)      10,199          6,921        44,926
Provision (credit) for income taxes assuming a 39% effective rate           (8,806)       3,978          2,699        17,521
                                                                       ------------   ----------   ------------  ------------
Pro forma net income (loss)                                            $   (13,773)   $    6,221   $     4,222   $    27,405

Less: Dividends accrued on Preferred Stock
          assuming the settlement of the Preferred Stock lawsuit
          took place prior to January 1, 2004                                  (99)          (99)         (393)         (393)
                                                                       ------------   ----------   ------------  ------------
Pro forma total available for common stockholders                      $   (13,872)   $    6,122   $     3,829   $    27,012
                                                                       ============   ==========   ============  ============

Pro forma basic earnings (loss) per common share                       $     (0.53)   $     0.24   $      0.15   $      1.12
                                                                       ============   ==========   ============  ============

Pro forma diluted earnings (loss) per common share                     $     (0.52)   $     0.24   $      0.14   $      1.06
                                                                       ============   ==========   ============  ============

Weighted average common shares outstanding:
  Basic, as reported                                                        25,893        24,760        25,518        23,724
  Impact of shares issuable in conjunction with the
    settlement of the Preferred Stock lawsuit                                  131           374           313           374
                                                                       ------------   ----------   ------------  ------------
  Pro forma basic                                                           26,024        25,134        25,831        24,098
                                                                       ------------   ----------   ------------  ------------

  Basic, as reported                                                        25,893        24,760        25,518        23,724
  Effect of dilutive stock options, warrants and
     restricted stock units outstanding                                        580           697           632         1,337
                                                                       ------------   ----------   ------------  ------------
  Diluted, as reported                                                      26,473        25,457        26,150        25,061
  Impact of shares issuable in conjunction with the
    settlement of the Preferred Stock lawsuit                                  131           374           313           374
                                                                       ------------   ----------   ------------  ------------
  Pro forma diluted                                                         26,604        25,831        26,463        25,435
                                                                       ------------   ----------   ------------  ------------

(A) The calculation of pro forma net income (loss) and pro forma earnings (loss) per common share assumes (i) an effective tax rate of 39% which more closely approximates the Company's effective tax rate on a prospective basis and (ii) the impact of the settlement of the lawsuit brought by certain holders of the Company's $21.25 Preferred Stock as if it took place prior to January 1, 2004.

(B) The calculation of pro forma net income (loss) and pro forma earnings (loss) per common share does not include an adjustment for the impact of the WMATA judgment which reduced reported net income (loss) for both the three month and twelve month periods ended December 31, 2005 by $24.9 million and reduced reported diluted earnings (loss) per common share for the three month and twelve month periods ended December 31, 2005 by $0.94 and $0.95, respectively.

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